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                                                                     EXHIBIT 4.1

                               STANDARD & POOR'S
                    A DIVISION OF THE McGRAW-HILL COMPANIES
                                  J. J. KENNY
                                  65 BROADWAY
                           NEW YORK, N.Y. 10006-2551
                            TELEPHONE (212) 770-4422
                                FAX 212/797-8681

                                                   , 1999

Frank A. Ciccotto, Jr.
Vice President
Tax-Exempt Evaluations


Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051
The Chase Manhattan Bank
4 New York Plaza, 6th Floor
New York, New York 10004
The Bank of New York
101 Barclay Street
New York, New York 10286


RE: DEFINED ASSET FUNDS--MUNICIPAL INVESTMENT TRUST FUND,
     MULTISTATE SERIES--

Gentlemen:

     We have examined the post-effective Amendment to the Registration Statement
File No. 2-      33-      for the above-captioned trust. We hereby acknowledge
that Kenny S&P Evaluation Services, a division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of
J. J. Kenny Co., Inc. as evaluator.

     In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

     You are hereby authorized to file copies of this letter with the Securities and Exchange Commission.

                                                   Sincerely,
                                                   FRANK A. CICCOTTO
                                                   Vice President